UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2010

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA		22033
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition; and

Item 7.01	Regulation FD Disclosure

On February 24, 2010, ManTech International Corporation announced its financial results for the fiscal quarter and fiscal year ended December 31, 2009, and provided earnings guidance for the full fiscal year 2010. A copy of the February 24, 2010 release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	On December 18, 2009, ManTech entered into a First Amendment and Consent to the Company’s credit agreement (as amended, the “Credit Agreement”), the terms of which are described in Item 1.01 to the Company’s Form 8-K filed on December 21, 2009 and are incorporated by reference herein. On February 19, 2010, ManTech executed a New Lender Joinder Agreement (the “Lender Joinder”), delivered pursuant to the Credit Agreement. Pursuant to the Lender Joinder, Wells Fargo Bank, National Association became a party to the Credit Agreement, joining the syndicate of lenders and agreeing to provide a commitment of $20,000,000 under the Credit Agreement.

ManTech has now requested and received the maximum amount of increased commitments permitted under the Credit Agreement, bringing the total amount of aggregate commitments under the Credit Agreement to $350,000,000.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	ManTech International Corporation press release, dated February 24, 2010, announcing financial results for the fiscal quarter and fiscal year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: February 24, 2010	By:	/s/ Kevin M. Phillips
Kevin M. Phillips
Chief Financial Officer